EXHIBIT 21

                       SUBSIDIARIES OF CYGNE DESIGNS, INC.
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                                                  JURISDICTION OF
SUBSIDIARY                                        ORGANIZATION OF INCORPORATION
----------                                        -----------------------------

Sportswear International (USA), Inc.              Delaware

Cygne Guatemala, S.A.                             Guatemala

JMB Internacional, S.A.                           Guatemala

C.M. Israel Sewing Houses Ltd.                    Israel

M.T.G.I. - Textile Manufacturers
Group (Israel) Limited                            Israel

AC Services, Inc.                                 Delaware

MBS (Cygne) Company                               Delaware

Cygne Group (F.E.) Limited                        Hong Kong

HKN (US) Inc.                                     New York

Wear & Co. International, Inc.                    Delaware